UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 16, 2005

P-Com, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-25356	77-0289371
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1996 Lundy Avenue, San Jose, California		95131
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	408.866.3666

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.02 Results of Operations and Financial Condition.

On August 12, 2005, the Registrant issued a press release announcing higher revenue results for the second quarter ended June 30, 2005. The full text of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 3.02 Unregistered Sales of Equity Securities.

At its Annual Meeting of Stockholders held on August 12, 2005, the Registrant’s shareholders approved an amendment to its Certificate of Incorporation to effect recapitalization of the Company’s Series C Preferred Stock. Under the terms of the recapitalization each outstanding share of the Registrant’s Series C Preferred Stock, with a stated value of $1,750 per share, was automatically converted into: (i) seven-eighths (7/8ths) of a share of its Series G Preferred Stock, with a stated value of $1,000 per share; and (ii) 1,750 shares of its Common Stock (the "Recapitalization"). In addition, the Registrant issued one-half (1/2) of a share of its Series G Preferred Stock and 2,000 shares of its Common Stock for every $1,000 of accrued and unpaid dividends on its Series C Preferred Stock (the "Dividend Shares").

On August 10, 2005, the Registrant entered into an Exchange Agreement with certain holders of its Series C Preferred Stock (the "Holders"), in order to allow such Holders to participate in the Recapitalization without violating the provision set forth in the Certificate of Designations for the Series C Preferred Stock preventing such Holders from beneficially owning (as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934) more than 9.9% of all of the Common Stock outstanding at such time. Pursuant to the Exchange Agreement, the Holders received seven-eighths (7/8ths) of a share of its Series G Preferred Stock, with a stated value of $1,000 per share and, in lieu of receiving Common Stock, the Holders received warrants to purchase a total of 4,496,932 shares of Common Stock at an exercise price of $0.001 per share (collectively, the "Warrants").

No underwriters were involved in the foregoing transactions. The securities issued in connection with the Recapitalization were issued in reliance on Section 3(a)(9) of the Securities Act of 1933, as the securities issued in connection with the Recapitalization were exchanged by the issuer with its existing security holders exclusively where no commission or other remuneration is paid or given directly or indirectly for soliciting such exchange. The Dividend Shares and the Warrants were issued in private transactions, in reliance on an exemption from registration under Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, because each offering was a non-public offering to accredited investors.

Item 3.03 Material Modifications to Rights of Security Holders.

Item 3.02 to this Current Report on Form 8-K is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 12, 2005, the Registrant filed certificates of amendment of its certificate of incorporation with the Secretary of State of the State of Delaware (i) increasing the number of authorized shares of common stock, par value $0.0001 per share, from 35,000,000 shares to 250,000,000 shares, (ii) effecting a recapitalization whereby each outstanding share of its Series C Preferred Stock is automatically converted into a specified number of shares of its Series G Preferred Stock and Common Stock (iii) eliminating the provision that divides its Board of Directors into three classes; and (iv) changing its corporate name from "P-Com, Inc." to "Wave Wireless Corporation".

The amendments were approved by the Registrant’s Board of Directors on July 1, 2005, and by the Registrant’s stockholders on August 12, 2005. The certificates of amendment were filed with the Secretary of State of the State of Delaware on August 12, 2005. The change in the Registrant's name is effective August 22, 2005. The Registrant's Common Stock will continue to trade under the symbol, OTCBB: PCMC, until the new symbol is approved. Stockholders will be publicly notified when the new stock symbol becomes effective. On August 15, 2005, the Registrant issued a press release announcing the change in the company's name. The full text of the press release is furnished as Exhibit 99.2 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

4.1 Certificate of Amendment of Restated Certificate of Incorporation of P-Com, Inc., dated August 12, 2005

4.2 Certificate of Amendment of Restated Certificate of Incorporation of P-Com, Inc., dated August 12, 2005

99.1 Press Release, dated August 12, 2005

99.2 Press Release, dated August 15, 2005

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

P-Com, Inc.

August 16, 2005	By:	/s/ Daniel W. Rumsey

Name: Daniel W. Rumsey
Title: Chief Restructuring Officer

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Exhibit Index

Exhibit No.	Description

4.1	Certificate of Amendment of Restated Certificate of Incorporation of P-Com, Inc., dated August 12, 2005
4.2	Certificate of Amendment of Restated Certificate of Incorporation of P-Com, Inc., dated August 12, 2005
99.1	Press Release, dated August 12, 2005
99.2	Press Release, dated August 15, 2005